EXHIBIT 10.71

WAIVER AND AMENDMENT AGREEMENT

This Waiver and Amendment Agreement, dated as of August 29, 2008 (the “Agreement”), is by and among BPO Management Services, Inc. (the “Company”), and the undersigned Purchasers (defined below), on behalf of all Purchasers (the “Purchaser Representatives”).  All capitalized terms used but not defined herein shall have the meaning set forth in that certain Registration Rights Agreement, dated as of June 13, 2007 (the “Registration Rights Agreement”), by and among the Company and those persons listed on Schedule I thereto (the “Purchasers”).  The Company and the Purchasers are, together, the “Parties.”

RECITALS

WHEREAS, the Parties entered into the Registration Rights Agreement to provide the Purchasers with certain registration rights for certain of the securities in the Company owned by them;

WHEREAS, the Company filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission, pursuant to the Registration Rights Agreement, but such Registration Statement has not been declared effective;

WHEREAS, the Purchasers no longer require the Registration Statement to become effective due to the provisions of Rule 144 and certain other legal and business agreements; and

WHEREAS, the Purchaser Representatives, being at least 75% of the Holders of Registrable Securities, desire to waive any liquidated damages owed to the Purchasers by the Company that relate to the Registration Rights Agreement and to amend and restate the Registration Rights Agreement to rid the Company of the requirement to register for re-sale any securities of the Purchasers.

NOW, THEREFORE, in consideration of the premises and covenants made herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
WAIVER

1.           Waiver of Damages.  The undersigned Purchasers, on behalf of all Purchasers, pursuant to Section 7(f) of the Registration Rights Agreement, hereby waive and disclaim any right to any and all damages from and after June 13, 2007, through and including the date hereof, owed or potentially owed by the Company to any of the Purchasers resulting form any provisions of the Registration Rights Agreement, including without limitation any liquidated damages owed or potentially owed by the Company to any of the Purchasers pursuant to Section 7(e) of the Registration Rights Agreement.

ARTICLE 2
AMENDMENT

2.           Amendment of Registration Rights Agreement.  The Registration Rights Agreement is hereby amended and restated as reflected in Exhibit A of this Agreement.

ARTICLE 3
MISCELLANEOUS PROVISIONS

3.           Miscellaneous Provisions.

3.1           No Further Amendments.  This Agreement may only be modified or amended by a written agreement in the manner provided by the Registration Rights Agreement.

3.2           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument.  Facsimiles or portable document files transmitted by e-mail containing original signatures shall be deemed for all purposes to be originally signed copies of the documents which are the subject of such facsimiles or files.

3.3           Binding on Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the Parties.

3.4           Entire Agreement.  This Agreement contains the entire understanding among the Parties and supersede any prior written or oral agreements among them respecting the subject matter contained herein.  There are no representations, agreements, arrangements or understandings, oral or written, among the Parties relating to the subject matter hereof that are not fully expressed herein and therein.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the Company and the Purchaser Representatives have executed or have caused a duly authorized officer to execute this Agreement, all effective as of the day and year first above written.

THE COMPANY:

BPO MANAGEMENT SERVICES, INC.,
a Delaware corporation

By:	/s/ Patrick A. Dolan
Name:	Patrick A. Dolan
Its:	Chief Executive Officer

THE PURCHASER REPRESENTATIVES:

VISION OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Adam Benowitz
Name:	Adam Benowitz
Its:	Director

RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.

By:	/s/ Russell Cleveland
Russell Cleveland
President

RENAISSANCE US GROWTH INVESTMENT TRUST PLC

By:	/s/ Russell Cleveland
Russell Cleveland
President

US SPECIAL OPPORTUNITIES TRUST PLC

By:	/s/ Russell Cleveland
Russell Cleveland
President

PREMIER RENN US EMERGING GROWTH FUND LTD.

By:	/s/ Russell Cleveland
Russell Cleveland
President

BRIDGEPOINTE MASTER FUND LTD.

By:
Name:
Title:

HELLER CAPITAL INVESTMENTS LLC

By:	/s/ Ronald J. Heller
Name: Ronald J. Heller
Title: Chief Executive Officer

EXHIBIT A

Amended and Restated Registration Rights Agreement

(attached)

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”) dated August 29, 2008, amends and restates that certain Registration Rights Agreement, made and entered into as of June 13, 2007 (the “Registration Rights Agreement”), by and among BPO Management Services, Inc., a Delaware corporation (the “Company”), and those persons stated on Schedule I hereto (the “Purchasers”).  This Agreement is being entered into pursuant to Section 7(f) of the Registration Rights Agreement.

The Company and the Purchasers hereby agree as follows:

1.             Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in that certain Series D Convertible Preferred Stock Purchase Agreement, dated as of June 13, 2007, by and among the Company and the Purchasers (“the “Purchase Agreement”).  As used in this Amendment, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person.  For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” mans any day except Saturday, Sunday and any date which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

“Common Stock” means the Company’s Common Stock, par value $0.01 per share.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

“NASD” means the National Association of Securities Dealers, Inc.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Preferred Stock” means shares of the Company’s Series D Convertible Preferred Stock issued to the Purchasers pursuant to the Purchase Agreement and shares of the Company’s Series D-2 Convertible Preferred Stock issued to the Purchasers upon exercise of the Series J Warrants.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registrable Securities” means the shares of Common Stock issuable upon conversion of the Preferred Stock and any dividends accrued or payable thereon plus the shares of Common Stock issuable upon exercise of the Warrants.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Warrants” means the warrants to purchase shares of Common Stock and the warrants to purchase shares of the Company’s Series D-2 Convertible Preferred Stock, all issued to the Purchasers pursuant to the Purchase Agreement.

2.           Registration Requirements.  The Company shall not be required to register any of the securities of any of the Purchasers in any manner and at any time.

3.           Withdrawal of Registration Statement.  The Company is entitled to, at its sole discretion, withdraw any registration statement currently pending with the Securities and Exchange Commission without the Purchasers’ consent, including without limitation that certain Registration No. 333-144570.

4.           Registration Expenses.

All fees and expenses incident to the performance of or compliance with this Agreement by the Company, except as and to the extent specified in this Section 4, shall be borne by the Company.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the OTC Bulletin Board and/or each other securities exchange or market on which Registrable Securities are required hereunder to be quoted or listed, if any, (B) with respect to filing fees required to be paid to NASD, the NASD Regulation, Inc. and the OTC Compliance Unit, if any, each as applicable, and (C) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company’s independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters).  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.  The Company shall not be responsible for any discounts, commissions, transfer taxes or other similar fees incurred by the Holders in connection with the sales of the Registrable Securities.

5.           Indemnification.

(a)           Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, managers, partners, members, shareholders, agents, brokers, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”) , as incurred, arising out of or relating to any violation of securities laws by the Company.  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)           [Reserved].

(c)           Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party) in writing, and the Indemnifying Party shall be entitled to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof (including reasonable attorneys’ fees and expenses); provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such parties shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is a party and indemnity has been sought hereunder, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnified Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)           Contribution.  If a claim for indemnification under Section 5(a) is due but unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying, Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.  In no event shall any selling Holder be required to contribute an amount under this Section 5(d) in excess of the net proceeds received by such Holder upon sale of such Holder’s Registrable Securities.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties pursuant to the law.

6.           Rule 144.

As long as any Holder owns Preferred Stock, Warrants or Registrable Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act.  As long as any Holder owns Preferred Stock, Warrants or Registrable Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act.  The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Conversion Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144.  Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

7.           Miscellaneous.

(a)           Remedies.  In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, such Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)           No Inconsistent Agreements.  Neither the Company nor any of its subsidiaries has, as of the date hereof entered into and currently in effect, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  Except as disclosed in Schedule 2.1(c) of the Purchase Agreement, neither the Company nor any of its subsidiaries has previously entered into any agreement currently in effect granting any registration rights with respect to any of its securities to any Person.  Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict with the provisions of this Agreement.

(c)           [Reserved].

(d)           [Reserved].

(e)           [Reserved].

(f)           Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of seventy-five percent (75%) of the Registrable Securities outstanding.

(g)           Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, or delivery by telex, e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company:	BPO Management Services, Inc. 1290 N. Hancock, Ste 202 Anaheim, CA 92807 Attention: Chief Executive Officer Tel. No.: (714) 974-2670 Fax No.: (714) 974-4771 E-mail: patrick.dolan@bpoms.com

with copies (which shall not constitute notice) to:	Bryan Cave LLP 1900 Main Street, Suite 700 Irvine, CA 92614 Attention: Randolf W. Katz, Esq. Tel. No.: (949) 223-7103 Fax No.: (949) 223-7100 E-mail: rwkatz@bryancave.com and:
Cornman & Swartz 19800 MacArthur Blvd., Suite 820 Irvine, CA 92612 Attention: Jack T. Cornman, Esq. Tel. No.: (949) 224-1500 Fax No.: (949) 224-1505
If to any Purchaser:	At the address of such Purchaser set forth on Schedule I to this Agreement, with copies to Purchaser’s counsel as set forth below or as specified in writing by such Purchaser:

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

(h)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns.  The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Holder.  Each Purchaser may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(i)           [Reserved].

(j)           [Reserved].

(k)          Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.  The Company and the Holders agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The Company and the Holders irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York.  The Company and the Holders consent to process being served in any such suit, action or proceeding by delivering a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 7(k) shall affect or limit any right to serve process in any other manner permitted by law.  The Company and the Holders hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.  The parties hereby waive all rights to a trial by jury.

(l)           Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(m)         Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n)          Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(o)          Shares Held by the Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(p)          Independent Nature of Purchasers.  The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents.  The Company acknowledges that the decision of each Purchaser to purchase Securities pursuant to the Purchase Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers.  The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.  The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby.

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Schedule I

Purchasers

Legal Entity Name and Address of Purchaser
VISION OPPORTUNITY MASTER FUND, LTD.
20 W. 55th Street, 5th floor
New York, NY 10019
Tel: Fax: 212-867-1416
Attn: Adam Benowitz and Antti Uusiheimala
E-mail: adam@visicap.com & antti@visicap.com

RENAISSANCE US GROWTH INVESTMENT TRUST PLC (“RUSGIT”)
Frost National Bank
100 W. Houston Street
ATTN: Henri Domingues T-8
San Antonio, TX 78205
Contact for docs: Eric Stephens
Tel: (214) 891-8046/ Fax:
Email: estephens@rencapital.com

RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC. (“RENN3”)
Frost National Bank
100 W. Houston Street
ATTN: Henri Domingues T-8
San Antonio, TX 78205
Contact for docs: Eric Stephens
Tel: (214) 891-8046/ Fax:
Email: estephens@rencapital.com

US SPECIAL OPPORTUNITIES TRUST PLC (“USSO”)
Frost National Bank
100 W. Houston Street
ATTN: Henri Domingues T-8
San Antonio, TX 78205
Contact for docs: Eric Stephens
Tel: (214) 891-8046/ Fax:
Email: estephens@rencapital.com

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PREMIER RENN US EMERGING GROWTH FUND LTD. (“PREMIER”)

Premier RENN US Emerging Growth Fund Ltd.
Acct # PRN01/17-28085
c/o Cristina Ramones
The Northern Trust Company
801 South Canal Street, C-1-North
Chicago, IL 60607
Contact for docs: Eric Stephens
Tel: (214) 891-8046/ Fax:
Email: estephens@rencapital.com

BRIDGEPOINTE MASTER FUND LTD.
1120 Sanctuary Parkway, Suite 325
Alpharetta, GA 30004
Contact for docs: Brad Hathorn
Tel: 770-640-8130 ext 120 Fax: 770.777.5844
Email: bradhathorn@roswellcapitalpartners.com

HELLER CAPITAL INVESTMENTS LLC
700 E. Palisade Ave
Englewood Cliffs, NJ 07632
Contacts for docs: Steven Hart
Tel: 201-816-4235/ Fax: 201-569-5014
Email: shart@hellercapitalpartners.com

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